UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) January 22, 2008

                            SOUTH TEXAS OIL COMPANY
              (Exact name of Registrant as specified in charter)


            Nevada                  0-50732              74-2949620
-----------------------------     -----------         ----------------
(State or other jurisdiction      (Commission         (I.R.S. Employer
       of incorporation)          File Number)         Identification)

       769 Highway 95N, Bastrop, TX                         78602
-------------------------------------------              ----------
 (Address of principal executive offices)                 (Zip Code)

                 (512)772-2474 (Telephone) (512)263-5046 (Fax)
                  -------------------------------------------
                          (Issuer's telephone number)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under  the  Exchange  Act   (17
    CFR 240.14a-12)

[ ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under   the
    Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to  Rule  13e-4(c)  under   the
    Exchange Act (17 CFR 240.13e-4 (c))


SECTION 3

Item 3.03 Material Modification to Rights of Security Holders

On January 22, 2008, the Company's Board of Directors executed a consent in lieu of special meeting, dated January 16, 2008, to amend Sections 3.2 and 3.3 of the Company's Bylaws. The amendments to the Bylaws were implemented to remove any ambiguity with respect to the provisions thereof, and to provide for a more effective and efficient management of the Company's affairs with respect to the increase in the number of the Company's directors, as may be determined by the Board of Directors from time to time to be in the best interest of the Company, and the filling of vacancies in the members of the Board of Directors created by the resignation, removal of such members or other cause, resulting in such vacancies.

Prior to the amendments, the Bylaws required (i) that vacancies on the Board of Directors be filled only by "a special election" called to elect all directorships including those not currently vacant; (ii) that any new directorship created by an increase in the authorized number of directors, shall be filled by "voting stock at a special meeting called for such purpose;" and (iii) that the voting of the Company's common stock be cumulative. Sections 3.2 and 3.3 of the prior Bylaws are attached as Exhibit 99.2.

The amended Bylaws provide (i) that vacancies on the Board of Directors be filled by an affirmative vote of a majority of the remaining directors; (ii) that any new directorship created by an increase in the authorized number of directors be filled by election by the Board of Directors and (iii) that the voting of the Company's common stock not be cumulative. Sections 3.2 and 3.3 of the amended Bylaws are attached as Exhibit 99.3.

The Company has one class of voting securities. The amendment of the Company's Bylaws does not disparately reduce or restrict the voting rights of existing shareholders of that class.


SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2008, the Company's Board of Directors appointed current president Scott Zimmerman as Chief Executive Officer of the Company, effective upon the resignation of Mr.Conradie from that position. Mr. Zimmerman, who will retain his position as president, also was elected as an additional member of Company's Board of Directors, pursuant to a contemporaneous vote of the Directors to enlarge the Board of Directors from 5 to 6 members. Mr. Zimmerman has served as the Company's President since June 18, 2007.

On January 22, 2008, the Company's Board of Directors also elected Mr. Michael Pawelek as its new Chairman and outside director, effective immediately. Mr. Pawelek, a geophysicist, has held senior management positions throughout his 27-year career in the exploration and production and oilfield services industries. After working south Texas fields early in his career, Mr. Pawelek later served as CEO of Universal Seismic Associates, a seismic acquisition and processing company that later became publicly traded and was ultimately sold. He also held the position of President at BOSS Exploration & Production Corporation, Inc. a privately held Gulf Coast production company. He currently is President of privately held San Antonio based Sonterra Resources, Inc. which operates assets in the Texas State waters.

On January 22, 2008, the Company's Board of Directors accepted the resignation of Mr. Murray N. Conradie as its Chairman, Director and Chief Executive Officer. Mr. Conradie's resignation marks the Company's transition from a development stage company to that of an exploration and production company, through the simultaneous appointment of a seasoned, technically oriented oil and gas management team with experience in growing exploration and production. Mr. Conradie's resignation letter is attached as Exhibit 99.1

Mr. Conradie has been retained by the Company as a consultant for a one year period to assist in the management transition and to offer guidance on specific current or anticipated business opportunities and projects, which agreement can be terminated by either party after the expiration of the initial 90 days of the contract term. The Company has agreed to continue Mr. Conradie's current compensation package, including benefits, on an independent contractor basis during the full consulting contract period.

Item 5.03 Amendments to Articles of Incorporations or Bylaws; Change in Fiscal Year

See disclosure set forth in Item 3.03 above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

   (a) Financial Statements.

             Not applicable.

   (b) Pro Forma Financial Information.

             Not applicable.

   (c) Exhibits

Exhibit Number      Description

99.1                Resignation Letter - Murray Conradie
99.2                Prior Bylaws Sections 3.2 and 3.3
99.3                Amended Bylaws, Section 3.2 and 3.3
99.4                Press Release January 23, 2008



     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2008

        South Texas Oil Company

        By: /s/ Scott Zimmerman
        -----------------------------
        Scott Zimmerman, Chief Executive Officer